EXHIBIT 99.2

                         PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements have been derived from the financial statements of the Company, Sun Sportswear, Inc. (Sun Sportswear), SolarCo., Inc. (renamed Morning Sun, Inc. and referred to herein as Morning Sun), Premier Sports Group, Inc. (Premier) and Crable and are presented to show (i) the Sun Merger, which was a reverse merger acquisition of Sun Sportswear effected on March 14, 1997, (ii) the acquisitions of Morning Sun and Premier on July 2, 1997, (iii) the acquisition of Crable on September 29, 1997 and (iv) the Offering on July 2, 1997 and the application of the net proceeds therefrom. These acquisitions are accounted for under the purchase method of accounting pursuant to which the purchase price is allocated based on the fair value of the assets acquired and the liabilities assumed. The pro forma financial information is presented as of and for the thirty-nine weeks ended September 27, 1997.

The following is a summary of the purchase price for the Crable acquisition:

                                                                                                            (000'S
                                                                                                            OMITTED)
                Total Crable assets included in historical financial statements                             $13,935

                Less:
                     Assets not acquired by Brazos-
                         Cash                                                                                  (285)
                         Employee receivables                                                                   (59)
                       Liabilities assumed by Brazos-
                         Vacation                                                                               (55)
                         Commitments under license agreements                                                  (100)
                         Other                                                                                 (315)
                Add:  Transaction Costs                                                                         115
                                                                                                      ----------------
                Total cash purchase price paid by Brazos                                                  $  13,236
                                                                                                      ================

The unaudited pro forma condensed combined statement of operations for the thirty-nine week period ended September 27, 1997 gives effect to the transactions referred to above as if each occurred on the first day of fiscal 1997.

The unaudited pro forma condensed combined balance sheet as of September 27, 1997 gives effect to the Crable acquisition as if it had occurred on such date.

The actual entries for the Crable acquisition are subject to the completion of purchase accounting and will be based upon more precise appraisals, evaluations and estimates of fair value, which are not currently complete, and may differ substantially from the pro forma adjustments. Potential additional operating synergies available in the future are not reflected. For example, substantial economies of scale are expected to be realized due to leasing the former Crable facility and the subsequent reorganization and consolidation of several of the Company's facilities into that facility. In the past, the former Crable facility operated at approximately 30% capacity and therefore incurred significant losses. The Company expects to utilize the facility at approximately 90% capacity. Savings associated with the consolidation of facilities and the effective utilization of the former Crable facility are not reflected in the accompanying pro forma financial statements. Costs of the reorganization and consolidation are also not reflected in the accompanying pro forma financial statements.

The pro forma operating results are not indicative of the results of operations had the Crable acquisition taken place at the beginning of the period or of future results, primarily because the Crable acquisition and related purchase price were based on financial terms and conditions that existed on the acquisition date, and not as of the beginning of the respective period discussed above.

The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements of Brazos Sportswear, Inc. included in its Current Report on Form 8-K/A dated May 12, 1997 and its Quarterly Reports on Form 10-Q for the quarters ended March 29, 1997, June 28, 1997 and September 27, 1997; Sun Sportswear included in Brazos' Annual Report on Form 10-K for the year ended December 31, 1996; Morning Sun included in Brazos' Current Report on Form 8-K dated July 2, 1997; and Crable appearing elsewhere herein.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 27, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                        Pro Forma
                                                                   Brazos    Crable     Adjustments    Pro Forma
                                                                 --------   --------    --------       ---------
ASSETS
Current Assets:
             Cash                                                $  1,031   $    285    $   (285)(1)   $  1,031
             Accounts receivable, net                              64,823      4,974         (59)(1)     69,738
             Inventories                                           67,393      6,911        --           74,304
             Prepaid expenses and other                             9,434         51         209 (2)      9,694
             Deferred taxes                                         3,160       --          --            3,160
             Income tax receivable                                  2,451       --          --            2,451
                                                                 --------   --------    --------       --------
                   Total current assets                           148,292     12,221        (135)       160,378

Property, plant and equipment, net                                  9,269      1,714        --           10,983
Other non current assets                                              559       --          --              559
Intangible assets, net                                             61,779       --           215 (3)     61,994
                                                                 --------   --------    --------       --------
                   Total assets                                  $219,899   $ 13,935    $     80       $233,914
                                                                 ========   ========    ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
             Current maturities of subordinated debt             $  2,401   $   --      $   --         $  2,401
             Capital leases                                           358       --          --              358
             Borrowings pursuant to revolving credit agreement     31,795       --        13,445 (4)     45,240
             Accounts payable and accrued liabilities              54,567      2,196      (1,626)(5)     55,137
                                                                 --------   --------    --------       --------
                   Total current liabilities                       89,121      2,196      11,819        103,136

Long-term obligations-less scheduled maturities:
             Senior notes payable                                  99,258       --          --           99,258
             Capital leases, net of current maturities                887       --          --              887
             Subordinated debt due to related parties               5,500       --          --            5,500
             Deferred income taxes and other                        1,340       --          --            1,340
             Due to parent                                           --       32,041     (32,041)(6)          0
                                                                 --------   --------    --------       --------
                   Total liabilities                              196,106     34,237     (20,222)       210,121

Mandatorily redeemable preferred stock                                898       --          --              898

Mandatorily redeemable convertible preferred stock                  8,328       --          --            8,328

Shareholders' equity:
             Common stock                                               4       --          --                4
             Additional paid-in capital                            11,289       --          --           11,289
             Retained earnings (deficit)                            3,274    (20,302)     20,302 (6)      3,274
                                                                 --------   --------    --------       --------
                   Total shareholders' equity                      14,567    (20,302)     20,302         14,567
                                                                 --------   --------    --------       --------
                   Total liabilities and shareholders' equity    $219,899   $ 13,935    $     80       $233,914
                                                                 ========   ========    ========       ========

               NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET
                      AS OF SEPTEMBER 27, 1997 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)


(1) To reflect cash and employee receivables not purchased by Brazos in the acquisition.

(2) To reflect amount due Brazos from the former owner of Crable due to the use of estimated balances at closing to calculate an initial purchase price subject to future adjustment.

(3) To reflect the effects of goodwill with an amortization period of 40 years.

(4) To reflect a $13,445 net increase in the Company's revolving line of credit as a result of the acquisition.

(5) To reflect accounts payable and certain other accruals not assumed by Brazos in the acquisition.

(6) To reflect the elimination of Crable's intercompany accounts with its former parent and the elimination of Crable's retained deficit.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
               FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                    Sun           Morning
                                                    Brazos (1)   Sportswear (2)    Sun (2)     Premier (2)       Crable
                                                   -----------   -----------    -----------    -----------    -----------

Net sales                                          $   196,290   $     9,190    $    13,269    $    12,217    $    22,774
Cost of goods sold                                     144,849         8,786         10,106          9,968         22,669
                                                   -----------   -----------    -----------    -----------    -----------
     Gross Profit                                       51,441           404          3,163          2,249            105

Operating Expenses                                      38,544         2,215          8,161          1,649          7,326
                                                   -----------   -----------    -----------    -----------    -----------
     Operating income (loss)                            12,897        (1,811)        (4,998)           600         (7,221)

Other expense (income):
     Interest Expense                                    6,403            72            223            175            808
     Other expense (income), net                           126           (15)            17             (2)           (23)
                                                   -----------   -----------    -----------    -----------    -----------
     Income (loss) before income taxes                   6,368        (1,868)        (5,238)           427         (8,006)

Provision (benefit) for income taxes                     2,547          --           (3,085)          --             --
                                                   -----------   -----------    -----------    -----------    -----------
     Net income (loss)                                   3,821        (1,868)        (2,153)           427         (8,006)

Dividends and accretion on preferred stock                 657          --             --             --             --
                                                   -----------   -----------    -----------    -----------    -----------
     Net income (loss) available for
       common shareholders                         $     3,164   $    (1,868)   $    (2,153)   $       427    $    (8,006)
                                                   ===========   ===========    ===========    ===========    ===========

Per share data (a):
      Primary earnings (loss) per share            $      0.66
                                                   ===========

Weighted average common and
  common equivalent shares outstanding               4,831,899
                                                   ===========



                                                   Pro Forma           Pro
                                                  Adjustments         Forma
                                                  -----------      -----------

Net sales                                           $ (4,252)(3)  $    249,488
Cost of goods sold                                    (5,842)(4)       190,536
                                                    --------       -----------
     Gross Profit                                      1,590            58,952

Operating Expenses                                    (4,702)(5)        53,198
                                                    --------       -----------
     Operating income (loss)                           6,292             5,759

Other expense (income):
      Interest Expense                                 2,623 (6)        10,304
     Other expense (income), net                        --                 103
                                                    --------       -----------
     Income (loss) before income taxes                 3,669            (4,648)

Provision (benefit) for income taxes                  (1,321)(7)        (1,859)
                                                    --------       -----------
     Net income (loss)                                 4,990            (2,789)

Dividends and accretion on preferred stock                54 (8)           711
                                                    --------       -----------
     Net income (loss) available for
       common shareholders                       $     4,936       $    (3,500)
                                                 ===========       ===========

Per share data (a):
      Primary earnings (loss) per share                            $     (0.78)
                                                                   ===========

Weighted average common and
  common equivalent shares outstanding                               4,487,962
                                                                   ===========


(a)  Fully-diluted earnings per share is not presented because the effect would be anti-dilutive

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

GENERAL:

(1) Includes the results of operations of Sun Sportswear since March 14, 1997 and Morning Sun and Premier since June 29, 1997.

(2) Includes the results of operations of Sun Sportswear from January 1, 1997 through March 14, 1997, and the results of Morning Sun and Premier from January 1, 1997 through June 29, 1997.



                                                                  Sun        Morning
                                                               Sportswear      Sun         Premier
                                                               ---------    ---------     ---------
(3)    Elimination of intercompany sales to Brazos.            $      -     $      -      $ (4,252)
                                                               =========    =========     =========

(4)    Elimination of cost of goods sold on inter-company
       sales to Brazos.  Such amount is equal to the
       amount of sales in pro forma adjustment (3) above.      $      -     $      -      $ (4,252)

       Reclassification of royalty expense to operating
       expense to conform with Brazos' financial
       reporting practices.                                        (833)           -             -

       Decrease in depreciation of fixed assets based on
       their post-acquisition allocated fair values.               (180)         (24)            -

       Elimination of non-recurring charges to dispose
       of certain inventory types and styles,
       commensurate with Brazos' business plan for
       Sun Sportswear.                                              (553)           -             -
                                                               ---------    ---------     ---------
                                                               $ (1,566)    $    (24)     $ (4,252)
                                                               =========    =========     =========

(5)    Reclassification of royalty expense from cost of
       goods sold to conform with Brazos' financial
       reporting practices.                                    $    833     $      -      $      -

       Decrease in depreciation of fixed assets based
       on their post-acquisition allocated fair values.            (159)           -           (23)

       Amortization of goodwill over 40 years.                        -          347            92

       Amortization of deferred financing costs over
       10 years.                                                      -            -             -

       Decrease in compensation expense to reflect
       compensation levels on a post-acquisition basis
       pursuant to post-acquisition employment and
       advisory agreements.                                           -       (4,529)          (70)

       Elimination of non-recurring expenses such as
       board of directors fees and other fees charged to
       Morning Sun and Crable by its former
       majority shareholder.                                          -         (114)            -

       Elimination of Sun Merger acquisition expenses.             (233)           -             -

       Increase in lease expense per Brazos lease
       agreement for the Crable facility.                             -            -             -

       Elimination of duplicate letter of credit fees.                -            -           (48)

       Elimination of Crable severance costs payable by Midland
       included in historical financial statements relating to
       employees terminated as a result of the
       acquisition.                                                   -            -             -
                                                               ---------    ---------     ---------
                                                               =========    =========     =========
                                                               $    441     $ (4,296)     $    (49)
                                                               =========    =========     =========

(6) Net increase in interest expense related to increased net indebtedness as follows:

       Interest on $100 million of 10.5% senior notes.         $      -     $      -      $      -

       Interest on $4 million Premier subordinated
       obligation at 7%.                                              -            -           140

       Interest on estimated average indebtedness
       of $33.3 million at 7.5%.                                      -            -             -

       Reversal of interest expense on debt repaid.                 (72)        (223)         (175)
                                                               ---------    ---------     ---------
                                                               =========    =========     =========
                                                               $    (72)    $   (223)     $    (35)
                                                               ========     =========     =========

                                                               Crable     Offering        Total
                                                              ---------   --------      ----------
(3)    Elimination of intercompany sales to Brazos.           $      -    $     -       $  (4,252)
                                                              =========   ========      ==========

(4)    Elimination of cost of goods sold on inter-company
       sales to Brazos.  Such amount is equal to the
       amount of sales in pro forma adjustment (3) above.     $      -    $     -       $  (4,252)

       Reclassification of royalty expense to operating
       expense to conform with Brazos' financial
       reporting practices.                                          -          -            (833)

       Decrease in depreciation of fixed assets based on
       their post-acquisition allocated fair values.                 -          -            (204)

       Elimination of non-recurring charges to dispose
       of certain inventory types and styles,
       commensurate with Brazos' business plan for
       Sun Sportswear.                                               -          -            (553)
                                                              ---------   --------      ----------
                                                              $      -    $     -       $  (5,842)
                                                              =========   ========      ==========

(5)    Reclassification of royalty expense from cost of
       goods sold to conform with Brazos' financial
       reporting practices.                                   $      -    $     -       $     833

       Decrease in depreciation of fixed assets based
       on their post-acquisition allocated fair values.              -          -            (182)

       Amortization of goodwill over 40 years.                       4          -             443

       Amortization of deferred financing costs over
       10 years.                                                     -        210             210

       Decrease in compensation expense to reflect
       compensation levels on a post-acquisition basis
       pursuant to post-acquisition employment and
       advisory agreements.                                          -          -          (4,599)

       Elimination of non-recurring expenses such as
       board of directors fees and other fees charged to
       Morning Sun and Crable by its former
       majority shareholder.                                      (170)         -            (284)

       Elimination of Sun Merger acquisition expenses.               -          -            (233)

       Increase in lease expense per Brazos lease
       agreement for the Crable facility.                          450          -             450

       Elimination of duplicate letter of credit fees.               -          -             (48)

       Elimination of Crable severance costs payable by Midland
       included in historical financial statements relating to
       employees terminated as a result of the
       acquisition.                                             (1,292)         -          (1,292)
                                                              =========   ========      ==========
                                                              $ (1,008)   $   210       $  (4,702)
                                                              =========   ========      ==========

(6) Net increase in interest expense related to increased net indebtedness as follows:

       Interest on $100 million of 10.5% senior notes.        $      -    $ 5,322       $   5,322

       Interest on $4 million Premier subordinated
       obligation at 7%.                                             -          -             140

       Interest on estimated average indebtedness
       of $33.3 million at 7.5%.                                     -      1,325           1,325

       Reversal of interest expense on debt repaid.               (808)    (2,886)         (4,164)
                                                              =========   ========      ==========
                                                              $   (808)   $ 3,761       $   2,623
                                                              =========   ========      ==========


                                                                  Sun         Morning
                                                               Sportswear       Sun           Premier
                                                              -----------    ----------      ----------
(7)    Incremental income tax effects for pro forma
       adjustments, S-Corporation income, and Sun
       Sportswear and Crable losses at an effective tax
       rate of 40%.                                           $        -     $        -      $       -
                                                              ===========    ===========     ==========

(8)    Dividends on 8% paid-in-kind convertible
       preferred stock.                                       $        22    $        -      $       -

       Accretion of discount related to fair value
       allocated to common stock purchase warrants.                   32              -              -
                                                              ===========    ===========     ==========
                                                              $       54     $        -      $       -
                                                              ===========    ===========     ==========





                                                               Crable      Offering          Total
                                                              ----------   ---------       ---------
(7)    Incremental income tax effects for pro forma
       adjustments, S-Corporation income, and Sun
       Sportswear and Crable losses at an effective tax
       rate of 40%.                                           $       -    $ (1,321)       $   (1,321)
                                                              ==========   =========       ===========

(8)    Dividends on 8% paid-in-kind convertible
       preferred stock.                                       $       -    $      -        $       22

       Accretion of discount related to fair value
       allocated to common stock purchase warrants.                   -           -                32
                                                              ----------   ---------       -----------
                                                              $       -    $      -        $       54
                                                              ==========   =========       ===========

